Chembio and Pall Corporation Enter DPP™ Collaboration

New York, July 31, 2007- (OTCBB: CEMI) – Chembio Diagnostic, Inc. (OTC BB: CEMI.OB – News) announced today it has signed an initial research and development collaboration with Pall Corporation employing Chembio’s new Dual Path Platform (DPP™). Pall Corporation has a number of potential applications for DPP™ although the initial collaboration will be focused on the feasibility of one such application.  Pall selected DPP™ because of its unique functional design that could facilitate high levels of analyte detection capability.

The Dual Path Platform immunoassay is a next generation lateral flow technology that employs separate membrane strips for sample migration and test reagents. The DPP™ immunoassay design allows for complete control and management of the sample flow, and as a result the immunological reaction is much more efficient than conventional single path lateral flow (SPLF) tests. These key technological features enable the DPP™ immunoassay to demonstrate improved detectability, sensitivity and specificity when compared with SPLF tests.

The collaborative agreement with Pall is a two-phase funded feasibility study that will help ascertain certain performance characteristics of DPP™ when used in conjunction with certain markers that are of interest to Pall.  If performance meets or exceeds certain levels, Chembio anticipates that the parties would proceed to negotiation of license, development and manufacturing agreements related to these and potentially other markers.

According to Chembio Chief Executive Officer, Larry Siebert, “We are very proud and excited to be working with Pall Corporation as we look to bring our DPP™ technology to commercialization in a wide variety of applications.” Chembio Senior Vice President of Commercial Operations Bob Aromando further commented, “Our collaboration with Pall is a major milestone achievement for us, and is further confirmation of the clear advantages of DPP™.”

ABOUT CHEMBIO
Chembio Diagnostics, Inc., a developer and manufacturer of rapid diagnostic tests for infectious diseases. The Company has received marketing approval from the FDA for two of its rapid HIV tests. The Company also manufactures rapid tests for both human and veterinary Tuberculosis and Chagas Disease, and has developed a patent-pending technology, the Dual Path Platform (DPP™), for its next generation HIV and other rapid tests. For additional information please visit www.chembio.com.

ABOUT PALL CORPORATION
For additional information please visit www.pall.com.

FORWARD-LOOKING STATEMENTS
Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management.  Such statements are estimates only, as the Company has not completed the preparation of its financial statements for those periods, nor has its auditor completed the audit of those results. Actual revenue may differ materially from those anticipated in this press release. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals in a timely manner, and the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contact:
Matty Arce - 631-924-1135 ext 123.